Exhibit 10.13.1

DocuSign Envelope ID: 76DDFD05 - C690 - 479E - 9696 - BAEA10803213

DocuSign Envelope ID: 76DDFD05 - C690 - 479E - 9696 - BAEA10803213

DocuSign Envelope ID: 76DDFD05 - C690 - 479E - 9696 - BAEA10803213 1/2/2019

SECOND AMENDMENT TO LEASE
PSYCHEMEDICS CORPORATION

THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into as of the 26th day of December, 2018, by and between **U.S. REIF SIC BRISTOL CULVER, LLC,** a Delaware limited liability company ("Lessor"), successor in interest to Bristol-Culver Associates, LLC and Mountain Organics Farms SPE as tenants in common, and **PSYCHEMEDICS CORPORATION,** a Delaware corporation ("Lessee").

RECITALS

WHEREAS, on March 15, 2014, a Lease (as amended by the First Amendment, the "Lease") was entered into by and between BRISTOL-CULVER ASSOCIATES, LLC and MOUNTAIN ORGANICS FARMS SPE, as Lessor, and PSYCHEMEDICS CORPORATION, a Delaware corporation, as Lessee, to lease approximately 16,023 rentable square feet (currently remeasured to be 16,096 rentable square feet) of office space (the "Premises") in the Building located at 6100 Bristol Parkway, Culver City, California (the "Building") for a Term of three (3) years from March 15, 2014 to March 14, 2017; and

WHEREAS, pursuant to the First Amendment to Lease dated August 1, 2016 ("First Amendment") the expiration date of the Lease Term was extended to March 14, 2019; and

WHEREAS, Lessor and Lessee now desire to further amend the Lease for the purpose of memorializing a further extension of the Lease Term and modifying certain provisions of the Lease as set forth herein; and

WHEREAS, capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree that the Lease is amended as follows.

AGREEMENT

1. Extension of Term. The Term of the Lease is hereby extended for a period of three months ("Extended Term") commencing on March 14, 2019 and expiring on June 14, 2019. Lessee shall have no right or option to extend the expiration date of the Term of the Lease beyond June 14, 2019.

2. Rent. Until March 14, 2019, Base Rent shall be payable as set forth in the Lease. From and after March 14, 2019, Lessee agrees to pay the following amounts as Base Rent for the Premises:

Period		**Monthly Base Rent**
3/15/2019-6/14/2019		$35,250.24

In addition to said Base Rent, Lessee shall continue to be responsible for the performance of all obligations and the payment of all other sums payable under the Lease.

3. Condition of Premises. Lessee accepts the Premises in its "AS-IS" condition and Lessor shall have no obligation to make or pay for any improvements to the Premises or to the Project in connection with the extension of the Term of the Lease.

4. California Civil Code Section 1938. In accordance with Section 1938 of the Civil Code of the State of California, Lessor hereby states that the Premises have not undergone inspection by a Certified Access Specialist. A CASp can inspect the Premises and determine whether the Premises comply with all of the construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making repairs necessary to correct violations of construction-related accessibility standards within the premises. In furtherance of the foregoing, Lessor and Lessee hereby agree as follows: (a) any CASp inspection requested by Lessee shall be conducted, at Lessee's sole cost and expense, by a CASp designated by Lessor, subject to Lessor's reasonable rules and requirements; (b) Lessee, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Lessee in its use or occupancy of the Premises shall require any improvements or repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Lessee shall reimburse Lessor upon demand for the cost to Lessor of performing such improvements or repairs.

5. Entire Agreement. All understandings and agreements, oral or written, previously made between the parties hereto pertaining to the subject matter hereof are merged in this Second Amendment, which alone fully and completely expresses the agreement between Lessor and Lessee. No modification, waiver or amendment of this Second Amendment or of any of its conditions or provisions shall be binding upon Lessor unless in writing signed by Lessor.

6. Authority. Each signatory of this Second Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Each provision of this Second Amendment shall extend to and shall bind and inure to the benefit not only of Lessor and Lessee, but also their respective heirs, legal representatives, successors and assigns.

7. Status of Lease. Each party acknowledges that no default on the part of Lessor or Lessee presently exists under the Lease or would exist but for the giving of notice and the passage of time.

8. Lease in Full Force. Notwithstanding anything to the contrary herein, all of the terms and conditions contained in the Lease, which are not modified by this Second Amendment shall remain in full force and effect. In the event of a conflict between the Lease and this Second Amendment, the terms of this Second Amendment shall control.

9. Brokers. Neither party hereto has had any dealings with any real estate broker, agent or finder in connection with this Second Amendment and neither party hereto knows of any real estate broker, agent or finder who is entitled to a commission in connection with this Second Amendment. Lessee agrees to indemnify and defend Lessor against and hold Lessor harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission, finder's fee, or equivalent compensation owing on account of any dealings with any real estate broker, agent or finder, occurring by, through or under Lessee in connection with this Second Amendment.

10. Confidentiality. The terms and conditions of this Second Amendment shall not be divulged by Lessee to anyone not directly involved in this transaction.

11. Signatures. The parties hereto consent and agree that this Second Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Second Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Second Amendment electronically, and (2) the electronic signatures appearing on this Second Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

IN WITNESS WHEREOF this Second Amendment has been executed the day and year first above set forth.

LESSOR:

U.S. REIF SIC BRISTOL CULVER, LLC, a Delaware limited liability company

By: U.S. REIF SIC BRISTOL CULVER VENTURE, LLC, a Delaware limited liability company, its sole member

By: SIC-Bristol Culver, LLC, a Delaware limited liability company, its manager

DocuSigned by:

By: Cory Kristoff 1/2/2019

Cory J. Kristoff

Title: Sr. Vice President – Asset Management

LESSEE:

PSYCHEMEDICS CORPORATION a Delaware corporation

By: [signature]

Print Name: Neil Lerner

Title: VP Finance

By: ______________________

Print Name: ______________________

Title: ______________________

DS NP